       As filed with the Securities and Exchange Commission on December 18, 1995

                                           Registration No. ____________________

================================================================================

                     SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, DC 20549

                         ---------------------------

                                  FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      AIR PRODUCTS AND CHEMICALS, INC.
----------------------------------------------------------------------------
           (Exact Name of Registrant as Specified in Its Charter)

                                  Delaware
----------------------------------------------------------------------------
       (State or Other Jurisdiction of Incorporation or Organization)

                                 23-1274455
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                    (I.R.S. Employer Identification No.)

         7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501
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    (Address of Principal Executive Offices)                   (Zip Code)

       Air Products and Chemicals, Inc. 1990 Long-Term Incentive Plan
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                          (Full Title of the Plan)

        James H. Agger, Vice President, General Counsel and Secretary
         Air Products and Chemicals, Inc., 7201 Hamilton Boulevard,
                          Allentown, PA 18195-1501
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                   (Name and Address of Agent for Service)

                                                          215-481-4911
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        (Telephone Number, Including Area Code, of Agent for Service)


                        CALCULATION OF REGISTRATION FEE

                                                   Proposed maximum
Title of securities      Amount to be              offering price per       Proposed aggregate                Amount of
to be registered         registered                share                    offering price                    registration fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $1
---------------------------------------------------------------------------------------------------------------------------------
   1993                     215,790                    $44.38                    $9,576,760.20                  $3,302.33
---------------------------------------------------------------------------------------------------------------------------------
   1994                     471,516                    $39.13                   $18,450,421.08                  $6,362.21
---------------------------------------------------------------------------------------------------------------------------------
   1995                     744,448                    $46.25                   $34,430,720.00                 $11,872.66
---------------------------------------------------------------------------------------------------------------------------------
   1996                     794,990                    $52.06                   $41,387,179.40                 $14,271.44
---------------------------------------------------------------------------------------------------------------------------------
TOTAL                     2,226,744                                            $103,845,080.68                 $35,808.64
=================================================================================================================================

Air Products and Chemicals, Inc. (the "Company"), by the filing of this Registration Statement, hereby registers additional shares of common stock of the Company, for distribution pursuant to the 1990 Long-Term Incentive Plan (the "Plan"). These are securities of the same class as the securities registered on Forms S-8, Registration Statement Nos. 33-45354 and 33-57023 for distribution pursuant to the Plan. Accordingly, the contents of Registration Statement Nos. 33-45354 and 33-57023 are incorporated herein by reference.


                                    EXHIBITS

23.     Consent of Arthur Andersen LLP.

24.     Power of Attorney.


                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, State of Pennsylvania, on this 18th day of December, 1995.

                                   AIR PRODUCTS AND CHEMICALS, INC.
                                   (Registrant)


                                   By:    /s/ James H. Agger
                                      -------------------------------------
                                          James H. Agger*
                                          Vice President, General Counsel
                                          and Secretary





----------------------------------
* James H. Agger, Vice President, General Counsel and Secretary, by signing his name hereto, signs this registration statement on behalf of the registrant and, for each of the persons indicated by asterisk on pages 3 and 4 hereof, pursuant to a power of attorney duly executed by such persons which is filed with the Securities and Exchange Commission herewith.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                                Title                                   Date
      ---------                                -----                                   ----
                                       Director, Chairman of the Board and
                                       Chief Executive Officer (Principal
   /s/ Harold A. Wagner                Executive Officer)                      December 18, 1995
--------------------------
        Harold A. Wagner

                                       Vice President - Finance
   /s/ Arnold H. Kaplan                (Principal Financial Officer)           December 18, 1995
--------------------------
        Arnold H. Kaplan

                                       Corporate Controller
   /s/ Paul E. Huck                    (Principal Accounting Officer)          December 18, 1995
--------------------------
        Paul E. Huck


           *                           Director                                December 18, 1995
--------------------------
        Dexter F. Baker


           *                           Director                                December 18, 1995
--------------------------
        Tom H. Barrett


           *                           Director                                December 18, 1995
--------------------------
        L. Paul Bremer, III


           *                           Director                                December 18, 1995
--------------------------
        Will M. Caldwell


           *                           Director                                December 18, 1995
--------------------------
        Robert Cizik


           *                           Director                                December 18, 1995
--------------------------
        Ruth M. Davis

      Signature                                Title                                   Date
      ---------                                -----                                   ----

           *                           Director                                December 18, 1995
--------------------------
  Terry R. Lautenbach


           *                           Director                                December 18, 1995
--------------------------
   Ruud F. M. Lubbers


           *                           Director                                December 18, 1995
--------------------------
        Judith Rodin


           *                           Director                                December 18, 1995
--------------------------
        Takeo Shiina


           *                           Director                                December 18, 1995
--------------------------
    Lawrason D. Thomas

                               INDEX TO EXHIBITS



      23.     Consent of Arthur Andersen LLP

      24.     Power of Attorney.